Exhibit 99.1
Levitt Corporation Issues Preliminary Results
For the Second Quarter 2006
FORT LAUDERDALE, Florida — July 26, 2006 — Levitt Corporation (NYSE: LEV) today announced preliminary results for its homebuilding and land division subsidiaries for the second quarter ending June 30, 2006.
     In Levitt’s homebuilding division, revenue for the second quarter of 2006 was $117.6 million and 392 homes were delivered with a margin of approximately 20.5% (margin percentage is defined as sales of real estate minus cost of sales of real estate divided by sales of real estate). In addition, contracts for 332 new orders were entered into during the period at an average selling price of $353,000. The backlog in Levitt’s homebuilding division at June 30, 2006 consisted of 1,799 units with a sales value of $609.2 million. The Company is also evaluating alternatives regarding its operations in Tennessee and expects to record an impairment charge in the second quarter. The amount of the charge has not yet been determined. In Levitt’s land division, revenue for the second quarter of 2006 was $14.1 million realized from the sale of 48.5 acres, with a margin of 45.2%. The backlog in Levitt’s land division at June 30, 2006 consisted of 84 acres with a sales value of $15.4 million. On a consolidated basis, total selling, general and administrative expenses (SG&A) were $30.5 million for the quarter.
     As a result of the foregoing, the Company expects to report a loss for the second quarter of 2006. More complete financial results will be disclosed in Levitt’s earnings press release for the second quarter of 2006 which we expect to issue on August 2, 2006.
About Levitt Corporation
Levitt Corporation is the parent company of Levitt and Sons® and Core Communities. Levitt Corporation also holds an aggregate 31% ownership interest in Bluegreen Corporation.
Levitt and Sons®, America’s first builder of planned suburban communities, is best known for creating New York’s Levittown, Long Island and has built approximately 200,000 homes over the last 77 years. Today, Levitt and Sons® develops single and multi-family home communities for active adults and families in Florida, Georgia, Tennessee and South Carolina. A significant portion of Levitt’s strategy is to be a leader in developing communities for America’s next, big demographic wave: retirement of the baby-boom generation. These communities typically feature a wide variety of amenities, including resort style pools, fitness and athletic facilities, and grand clubhouses.

Core Communities develops master-planned communities, including its original and best known, St. Lucie West. Core Communities’ newest master-planned community is Tradition TM Florida. Now under development on Florida’s Treasure Coast in St. Lucie County, Tradition TM is an 8,200-acre community that is planned to ultimately feature up to 18,000 residences as well as a commercial town center and a world-class corporate park. Core has also begun development of Tradition TM South Carolina, an approximate 5,400-acre parcel of land located adjacent to Hilton Head Island and Bluffton, South Carolina that is planned to ultimately include up to 9,500 residences and 1.5 million square feet of commercial space.
For further information, please visit our websites:
www.LevittCorporation.com
www.LevittandSons.com
www.CoreCommunities.com
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Levitt Corporation Contact Information
Investor Relations and Corporate Communications:
Leo Hinkley, Senior Vice President
Phone: (954) 940-4995
Fax: (954) 940-5320
Email: InvestorRelations@LevittCorporation.com
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Some of the statements contained in this press release include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act” ), that involve substantial risks and uncertainties. Some of the forward-looking statements can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “may,” “intend,” “expect,” “will,” “should,” “seeks” or other similar expressions. Forward-looking statements are based largely on management’s expectations and involve inherent risks and uncertainties. In addition to the risks identified below, you should refer to our periodic and current reports filed with the Securities and Exchange Commission (the “SEC”) for specific risks which could cause actual results to be significantly different from those expressed or implied by those forward-looking statements. When considering those forward-looking statements, you should keep in mind the risks, uncertainties and other cautionary statements made in this release and in our SEC reports. You should not place undue reliance on any forward-looking statement, which speaks only as of the date made. Additionally, the financial information in this release is preliminary and actual financial results may differ.

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